FOURTH AMENDMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 14, 2005 (this “Amendment”), is among LAIDLAW INTERNATIONAL, INC. (f/k/a Laidlaw Investments Ltd., an Ontario corporation), a Delaware corporation (“LII” or the “US Borrower”), LAIDLAW TRANSIT LTD., an Ontario corporation (“LTI”) and GREYHOUND CANADA TRANSPORTATION CORP., an Ontario corporation (together with LII and LTI, collectively, the “Borrowers”), the Lenders (as defined below) signatories hereto, CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as syndication agent (in such capacity, the “Syndication Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agent (in such capacity, the “Co-Documentation Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent, the Initial Lender Parties, the Collateral Agent, the Syndication Agent, the Co-Documentation Agent and the other parties signatory thereto are parties to that certain Credit Agreement dated as of June 19, 2003, as amended by the Amendment to the Credit Agreement dated as of June 26, 2003, the Second Amendment to the Credit Agreement dated as of December 17, 2003 and the Third Amendment to the Credit Agreement dated as of January 28, 2004 (as so amended, the “Credit Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefore in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement;

WHEREAS, the Borrowers and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1. Amendments.

A. Section 1.01 of the Credit Agreement is hereby amended to:

(i) insert the following new definitions therein in the appropriate alphabetical order:

“Consent to Disposition” shall mean the Consent dated as of December 16, 2004 by and among the Borrowers, the Administrative Agent, the Required Lenders, the Required Revolving Credit Tranche A Lenders and the Required Revolving Credit Tranche B Lenders.

“Disposition” means the Borrowers’ disposition of the healthcare group, comprising all of the issued and outstanding capital stock of American Medical Response, Inc. and EmCare Holdings, Inc., and each of their respective direct and indirect subsidiaries.

(ii) delete the definitions of “Blocked Amount”, “Excess Cash Flow” and “Stipulated Loss Value” in their entirety;

(iii) amend the definition of “Eurodollar Rate” to delete the last proviso therein; and

(iv) amend the definition of “Interest Period” to insert the phrase “one week or” prior to the word “one” in the eighth line thereof.

B. Section 2.01(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)(ii) The US Revolving Credit Tranche B Advances. Each US Revolving Credit Tranche B Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “US Revolving Credit Tranche B Advance”) in US Dollars to the US Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility in an amount for each such Advance not to exceed an amount equal to such Lender’s Unused Revolving Credit Tranche B Commitment. The proceeds of any US Revolving Credit Tranche B Advances made prior to the Escrow Release Date shall be deposited directly into the Escrow Account with the US Borrower only acquiring rights to such proceeds subject to the rights of the Lenders as beneficiaries pursuant to the Escrow Agreement. Each US Revolving Credit Tranche B Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of US Revolving Credit Tranche B Advances made simultaneously by the US Revolving Credit Tranche B Lenders ratably according to their US Revolving Credit Tranche B Commitments. Within the limits of each US Revolving Credit Tranche B Lender’s Unused Revolving Credit Tranche B Commitment in effect from time to time, the US Borrower may borrow under this Section 2.01(b)(ii), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(b)(ii).

C. Section 2.01(f)(i) of the Credit Agreement is hereby amended by deleting in the 13th line thereof after the word “exceed” the amount “$35,000,000” and inserting in its place the amount “$80,000,000”.

D. Section 2.03(a) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section 2.03(a):

“In connection with any issuance of an Additional Letter of Credit, the US Borrower shall certify to the Administrative Agent in writing that the aggregate amount of funds on deposit in the Additional Collateral Account are at least 100% of the aggregate Available Amount of all outstanding Additional Letters of Credit at such time after giving effect to such issuance.”

E. Section 2.06(c) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.06(c) is inserted in place thereof:

“(c) Additional Collateral Account. Upon the request of the US Borrower, the Administrative Agent shall withdraw for the account of the US Borrower an amount not to exceed the amount by which the aggregate amount of funds on deposit in the Additional Collateral Account exceeds 100% of the aggregate Available Amount of all outstanding Additional Letters of Credit at such time.”

F. Section 2.07(b)(i) of the Credit Agreement is hereby deleted in its entirety and the phrase “Intentionally Deleted” is inserted in place thereof.

G. Section 5.02(g) of the Credit Agreement is hereby amended to (i) delete the word “and” in the second line of clause (i) thereof and (ii) delete the period at the end of clause (ii) thereof and insert the following in place thereof:

, and (iii) the US Borrower may purchase for fair market value its Equity Interests outstanding and currently held in trust pursuant to the PBGC Agreement in order to satisfy the remaining financial obligations under the PBGC Agreement.

H. Section 5.03(d) of the Credit Agreement is hereby deleted in its entirety and the phrase “Intentionally Deleted” is inserted in place thereof.

I. Section 5.03(p) of the Credit Agreement is hereby deleted in its entirety and the phrase “Intentionally Deleted” is inserted in place thereof.

J. Section 5.04(e) of the Credit Agreement is hereby amended to delete the reference to the word “less” in the second line thereof and insert the word “more” in place thereof.

2. Additional Collateral Account. Upon (x) the satisfaction of the conditions precedent set forth in Section 4 hereof and (y) the payment in full by the Borrowers of any outstanding amounts under the Additional Letters of Credit, the Administrative Agent agrees to (i) immediately return to the Borrowers any amount of cash on deposit in the Additional Collateral Account and (ii) terminate such Additional Collateral Account.

3. Sale of Assets in the Ordinary Course. The Administrative Agent and the Required Lenders agree that the Borrowers shall not be required to provide notice (or an officer’s certificate) to Administrative Agent of asset dispositions permitted by Section 5.02(e)(i) that are individually less than $500,000 so long as such asset dispositions comply with the terms of Section 5.02(e)(i) of the Credit Agreement.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A. Execution of Amendment. Borrowers and the Required Lenders shall have executed and delivered this Amendment.

B. Execution of Consent. The Administrative Agent shall have received counterparts of the consent appended hereto, duly executed by each of the entities listed therein.

C. Resolutions. The Administrative Agent shall have received certified copies of (A) any necessary resolutions of the Board of Directors of each of the Borrowers evidencing approval for this Amendment and all matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.

D. Disposition. The Disposition shall have been consummated on terms reasonably satisfactory to the Administrative Agent pursuant to the Consent to Disposition and the Net Cash Proceeds from the Disposition shall have been used to repay in full the outstanding principal amount of the Term B Advances together with any accrued and unpaid interest earned thereon.

E. No Existing Default. After giving effect to this Amendment, no Default shall have occurred and be continuing.

F. Confirmation of Representations and Warranties. Each of the Borrowers hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer or relate to a specific date.

5. Miscellaneous.

A. Reference to and Effect on the Transaction Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The execution, deliver and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the transaction documents, nor constitute a waiver of any provision of any of the transaction documents.

B. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

C. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

D. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

Borrowers:

LAIDLAW INTERNATIONAL, INC.

By:

Name:

Title:

LAIDLAW TRANSIT LTD.

By:

Name:

Title:

GREYHOUND CANADA TRANSPORTATION CORP.

By:

Name:

Title:

Administrative Agent:

CITICORP NORTH AMERICA, INC.

By:
Name:
Title:

Agreed as of the date above written:

(Please type or print legal name of Lender)

By:

Name:

Title:

CONSENT

Reference is made to the Credit Agreement, dated as of June 19, 2003, as amended by the Amendment to the Credit Agreement, dated as of June 26, 2003, the Second Amendment to the Credit Agreement, dated as of December 17, 2003, the Third Amendment to the Credit Agreement dated as of January 28, 2004 and the Fourth Amendment to the Credit Agreement dated as of February      , 2005 among the Borrowers, the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, and General Electric Capital Corporation, as Co-Documentation Agent (such Credit Agreement, as so amended, the “Credit Agreement”).

Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Fourth Amendment to the Credit Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Fourth Amendment to the Credit Agreement, and (b) the Collateral Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations and the Guaranteed Obligations, respectively (in each case, as defined therein).

[SIGNATURES FOLLOW.]

US SUBSIDIARY GUARANTORS:

ALLIED BUS SALES, INC.,
an Indiana corporation

CHATHAM COACH LINES, INC.,
a Delaware corporation

CONCORDE ADJUSTERS, INC.,
a Delaware corporation

LAIDLAW INTERNATIONAL FINANCE CORPORATION, INC.,
a Delaware corporation

LAIDLAW MEDICAL HOLDINGS, INC.,
a Delaware corporation

LAIDLAW TRANSIT HOLDINGS, INC.,
a Delaware corporation

LAIDLAW TRANSIT MANAGEMENT COMPANY, INC.,
a Pennsylvania corporation

LAIDLAW TRANSIT SERVICES, INC.,
a Delaware corporation

LAIDLAW TRANSIT, INC.,
a Delaware corporation

LAIDLAW TRANSPORTATION HOLDINGS, INC.,
a Delaware corporation

LAIDLAW TRANSPORTATION MANAGEMENT INC.,
an Ohio corporation

LAIDLAW TRANSPORTATION, INC.,
a Delaware corporation

LAIDLAW TWO, INC.,
a Delaware corporation

LAIDLAW USA, INC.,
a New York corporation

LINC TRANSPORTATION, LLC,
a Delaware corporation

S.C. FOOD SERVICES (U.S.A.), INC.,
a Delaware corporation

SAFE RIDE SERVICES, INC.,
an Arizona corporation

SUTRAN, INC.,
a South Dakota corporation

VAN TRAN OF TUCSON, INC.,
an Arizona corporation

By:
Name:

Title:

CANADIAN SUBSIDIARY GUARANTORS:

331001 ALBERTA LTD.

367756 ALBERTA INC.

3765101 CANADA INC.

501781 ONTARIO LIMITED

518841 ALBERTA INC.

ATHLETIC INJURY MANAGEMENT SERVICES INC.

AUTOBUS TRANSCO (1988) INC.

BARREL TAXI LTD.
BEAVERTON & DISTRICT AMBULANCE SERVICES LTD.

BOOK AMBULANCE SERVICE LTD.

BRANT COUNTY AMBULANCE SERVICE LIMITED

CANADIAN MEDICAL RESPONSE (NOVA SCOTIA) LIMITED

3524302 CANADA INC.

CAPITAL BUS SALES (1988) LIMITED

CHECKER CABS (EDMONTON) INC.

GRAY COACH TRAVEL INC.

GRAY LINE OF VANCOUVER HOLDINGS LTD.

MANHATTAN EQUIPMENT SUPPLY COMPANY LIMITED

MEDTRANS MEDICAL TRANSPORTATION LTD.

PENETANG-MIDLAND COACH LINES LIMITED

S.C. FOOD SERVICES (CANADA) INC./SERVICES ALIMENTAIRES S.C. (CANADA) INC.

SUPERIOR AMBULANCE (1986) LIMITED

THE GRAY LINE OF VICTORIA LTD.

VOYAGEUR CORP.

N.N. LEE K. INVESTMENTS LTD.

C. SEELEY’S BUS LINES LTD.

GCTC LEASING LTD.

2026922 ONTARIO LIMITED

2026921 ONTARIO LIMITED

By:
Name:
Title: